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INDEPENDENT AUDITORS' CONSENT                                         EXHIBIT 11


Merrill Lynch Short-Term Global Income Fund, Inc.:



We consent to the use in Post-Effective Amendment No. 8 to Registration Statement No. 33-34476 of our report dated February 10, 1997 appearing in the Statement of Additional Information, which is a part of such Registration Statement, and to the reference to us under the caption "Financial Highlights" appearing in the Prospectus, which also is a part of such Registration Statement.



Deloitte & Touche LLP

Princeton, New Jersey

April 25, 1997